Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Targa Resources Corp., for the year ended December 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Joe Bob Perkins, as Chief Executive Officer of Targa Resources Corp., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Targa Resources Corp.

By: /s/ Joe Bob Perkins
Name: Joe Bob Perkins
Title: Chief Executive Officer of Targa Resources Corp.

Date: February 19, 2013

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Targa and will be retained by Targa and furnished to the Securities and Exchange Commission or its staff upon request.